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                                                                    EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-24191, No. 33-52173 and No. 33-55539) and in the Prospectuses constituting part of the Registration Statements on Forms S-3 (No. 33-62218 and No. 33-56559) and Form S-4 (No. 33-51739) of Turner
Broadcasting System, Inc. of our report dated February 15, 1995 appearing in the 1994 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.



PRICE WATERHOUSE LLP

Atlanta, Georgia
March 23, 1995